EXHIBIT 20:1




                             REPORT OF FORM 8K
                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT
  Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


     Date of report (Date of earliest event reported) August 20, 2001
                              --------------

                             ANTON DIST. INC.
              (Name of Small Business issuer in its charter)


   MONTANA                            000-33057                84 - 136550
(State or other jurisdiction of (Commission File No.)     (IRS Employer
                                                         Identification No.)
incorporation or organization)


              16125 Shawbrooke Road, SW, Calgary, AB T2Y 3B3
                 (Address of principal executive offices)

                              (403) 256-6730
                 (Registrant's  telephone number)
                         -------------------------


Item 5. Other events.

  1. On November 5, 2001 the Board of Directors authorized an 8 - 1 forward split of the registrants common stock bringing the total issued and outstanding shares to 5,088,000. A copy of the Written Consent of all the Directors concerning this action is attached as Exhibit 99.1 of this filing.
2. On November 15, 2001, the President of the registrant, Kenneth Larsen returned and voted to cancel 1,500,000 shares of his common stock, reducing his shareholdings to 2,500,000. A copy of the Written Consent By
All the Directors is attached as Exhibit 99.2 of this filing.
3. On September 7, 2002, Kenneth Larsen, President and major shareholder of the registrant made a gift of 575,000 shares of his common stock to members of his family, including children, grandchildren and other close relatives. The names, addresses and amounts are as follows:

     NAME           ADDRESS                  AMOUNT GIFTED  RELATIONSHIP

Kevin Winkler   75 Midlake Place, SE            50,000      Son-in-law
                    Calgary, AB T2X 1J2

Todd Larsen    156 Mount Robson Circle, SE      50,000      Son
                    Calgary, AB T2Z 2Z1

Randy Larsen    17 Reeves Crescent              50,000      Son
                    Red Deer, AB T4P 2Z4

Karen Larsen    318N Deer Point Gardens         50,000      Daughter

Sheryl Frances
Cousineau #254-16 Midlake Boulevard             25,000      niece
                    Calgary, AB T4X 1Y2

Debbie Cousineau         87 Oxford Street       25,000      Sister
                    Woodstock, ON N4S 5A4

Frederick Fitzgerald     87 Oxford Street       25,000      Brother
                                                            -in law
                    Woodstock, ON N4S 5A4

Logan B. Moore      75 Midlake Place, SE        25,000      Grandchild
                    Calgary, AB T2X 1J2

Ryan K.P. Moore     75 Midlake Place, SE        25,000      Grandchild
                    Calgary, AB T2X 1J2

Kevin Winkler C/F   75 Midlake Place, Se        25,000      Grandchild
Jewell M. Winkler
(Age 10)            Calgary, AB T2X 1J2

Donna Larsen C/F    156 Mount Robson Circle     25,000      Grandchild
Zachary T. Larsen
(Age 12)            Calgary, AB T2Z 2Z1

Donna Larsen C/F    156 Mount Robson Circle       25,000    Grandchild
Benjamin S. Larsen (Age 9)    Calgary, AB T2Z 2Z1


Donna Larsen C/F    156 Mount Robson Circle       25,000    Grandchild
Sarah M. Larsen (Age 7)  Calgary, AB T2Z 2Z1

Donna Larsen C/F    156 Mount Robson Circle       25,000    Grandchild
Hannah R. Larsen (Age 3) Calgary, AB T2Z2 Z1

Penny Larsen C/F    17 Reeves Crescent            25,000    Grandchild
Aaron T. Larsen (Age 14) Red Deer, AB T4P 2Z4

Penny Larsen C/F    17 Reeves Crescent            25,000    Grandchild
Sydney A. Larsen (Age 12)     Red Deer, AB T4P 2Z4

Penny Larsen C/F    17 Reeves Crescent            25,000    Grandchild
Liam K. Larsen (Age 9)   Red Deer, AB T4P 2Z4

Karen Larsen C/F    318N Deer Point Gardens, SE   25,000    Grandchild
Kalen  L.R. Larsen (Age 16)  Calgary, AB T4Y 3X9

Karen Larsen C/F    318 N Deer Point Gardens, SE  25,000    Grandchild
Devi L. Larsen (Age 9)   Calgary, AB T4Y 3X9

All of the above gifted shares will be restricted under Section 4(2) of the Act and certificates representing these shares will bear the appropriate restrictive legend.

Item 6.  Resignation of Registrant's Directors.

On September 5, 2002 the Board of Directors of the registrant accepted the resignation of Dawn Pacina, a director and Secretary/Treasurer.

Subsequent to the above resignation, on September 5, 2002 Lance Larsen was appointed as a director until the next general meeting of stockholders or until otherwise removed. Lance Larsen was also appointed
Secretary/Treasurer.

Lance Larsen is the son of Kenneth Larsen, the registrant's President. He purchased 500,000 shares of his father's stock on September 5, 2002 at a price of $0.01 per share for a total of $5,000. These shares will be subject to a one-year restriction under section 4(2) and Regulation S of the Act and the certificates will bear an appropriate restrictive legend.

Item 7. (c) Exhibits

     Exhibit             Description

     99.1 Written Consent to Action Without Meeting of All of the Directors re: Forward stock split.

     99.2 Written Consent of Action Without Meeting of All of the Directors re: Cancellation of Shares




SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


ANTON DIST. INC.

/S/ Kenneth Larsen
      Kenneth Larsen, President

/S/ Lance Larsen
      Lance Larsen, Secretary/Treasurer



Date   September 12, 2002